Exhibit 99.(a)(6)

                              ARTICLES OF AMENDMENT

       LAZARD RETIREMENT SERIES, INC., a Maryland corporation having its principal office in the State of Maryland at 300 East Lombard Street, Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

              FIRST: The charter of the Corporation is hereby amended by redesignating the issued and unissued shares of Lazard Retirement Equity Portfolio, Lazard Retirement U.S. Equity Value Portfolio, Lazard Retirement U.S. Strategic Equity Portfolio, Lazard Retirement Small Cap Portfolio, Lazard Retirement International Equity Portfolio, Lazard Retirement International Equity Select Portfolio, Lazard Retirement International Strategic Equity Portfolio, Lazard Retirement International Small Cap Portfolio, Lazard Retirement Emerging Markets Portfolio and Lazard Retirement Strategic Yield Portfolio as Service Shares of Common Stock of Lazard Retirement Equity Portfolio, Lazard Retirement U.S. Equity Value Portfolio, Lazard Retirement U.S. Strategic Equity Portfolio, Lazard Retirement Small Cap Portfolio, Lazard Retirement International Equity Portfolio, Lazard Retirement International Equity Select Portfolio, Lazard Retirement International Strategic Equity Portfolio, Lazard Retirement International Small Cap Portfolio, Lazard Retirement Emerging Markets Portfolio and Lazard Retirement Strategic Yield Portfolio, respectively.

              SECOND: The foregoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors and is limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title II of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

       The undersigned Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under penalties of perjury.

       IN WITNESS WHEREOF, Lazard Retirement Series, Inc. has caused this instrument to be signed in its name and on its behalf by its Vice President, and witnessed by its Assistant Secretary, on January 30, 2006.

                                        LAZARD RETIREMENT SERIES, INC.



                                        By: /s/ Nathan A. Paul
                                            -----------------------
                                            Name:  Nathan A. Paul
                                            Title: Vice President



WITNESS:

/s/ David A. Kurzweil
-----------------------
Name:  David A. Kurzweil
Title: Assistant Secretary